UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2015

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2015, Stuart C. Haselden resigned as Executive Vice President and Chief Financial Officer of J. Crew Group, Inc. (the “Company”) in order to pursue another opportunity. Mr. Haselden’s resignation will be effective on January 16, 2015. The Company intends to immediately commence a search for a new Chief Financial Officer. James S. Scully, Chief Operating Officer, will serve as Interim Chief Financial Officer. Joan M. Durkin will serve as Chief Accounting Officer.

Mr. Scully, age 49, has served as the Company’s Chief Operating Officer since April 2013. Before that, he was Chief Administrative Officer since 2008 and was also Chief Financial Officer from 2005 to 2012.

Ms. Durkin, age 47, joined the Company in January 2013 as a Senior Vice President and leads the accounting, financial reporting, accounts payable, payroll, inventory control, sales audit, tax and internal audit functions for the Company. Before joining the Company, she was Chief Financial Officer of Loehmann’s from 2011 – 2013; and Vice President of Finance of Brown Shoe Company from 2009 to 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: January 7, 2015	By:	/s/ James S. Scully
James S. Scully
Chief Operating Officer